CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 21, 1999 included in the MDU Resources Group, Inc. Annual Report to Stockholders for 1998. We also consent to the incorporation of our report incorporated by reference in this Form 10-K into the Company's previously filed Registration Statements on Form S-3, No. 333-06127 and No. 333-48647, and on Form S-8, No. 33-54486, No. 333-06103, No. 333-06105, No. 333-
27879, No. 333-27877 and No. 333-72595.



                              /s/ ARTHUR ANDERSEN LLP
                              ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 4, 1999